EXHIBIT 23.1




                      CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Markel Corporation

We consent to incorporation by reference in this Registration Statement on Form S-8 of Markel Corporation of our report dated February 7, 1995, relating to the consolidated balance sheets of Markel Corporation and subsidiaries (the Company) as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report is incorporated by reference in the 1994 annual report on Form 10-K of Markel Corporation. We also consent to the incorporation by reference in this Registration Statement of our report dated February 7, 1995, relating to the financial statement schedules of Markel Corporation, which report appears in the Company's annual report on Form 10-K for 1994.

Our reports refer to a change in accounting by the Company to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, effective December 31, 1993.



KPMG Peat Marwick LLP
Richmond, Virginia
June 29, 1995